EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement for the 1995 Stock Plan for Non-Employee Directors of Global DirectMail Corp on Form S-8 of our report dated March 5, 1997 appearing in this Annual Report on Form 10-K of Global DirectMail Corp for the year ended December 31, 1996.


/s/ DELOITTE & TOUCHE LLP
    ---------------------

    DELOITTE & TOUCHE LLP
    New York, New York
    March 28, 1997